SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                       FLORHAM CONSULTING CORP.
          (Exact name of registrant as specified in its charter)

           Delaware                              20-2329345
(State of incorporation or organization)       (I.R.S. employer
                                                identification no.)

64 Beaver Street, Suite 233
New York, New York                                      10004
  (Address of principal executive offices)           (zip code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. X


Securities  Act  registration  statement
file number to which  this form relates:       333-142212


Securities to be registered pursuant to Section 12(b) of the Act: None


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.0001 per share


Item 1.           Description of Registrant's Securities to be Registered

     The securities to be registered hereby are the common stock of Florham Consulting Corp. (the "Company"). The description of common stock appearing under the caption, "Description of Securities," in the Prospectus included in the Company's Registration Statement on Form SB-2 (Registration No. 333-142212), filed with the Securities and Exchange Commission on May 7, 2007, as amended from time to time (the "Registration Statement") is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.           Exhibits

     The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

                                                            EXHIBIT INDEX*

Exhibit
Number         Description
---------     ----------------------------------------------------------------
---------     ----------------------------------------------------------------

3.1           Certificate of Incorporation*

3.3           By-Laws*

4.1           Form of Warrant issued to warrant holders*

4.2           Form of Common Stock certificate

5.1           Form of Opinion of Ellenoff Grossman & Schole LLP*

10.1 Agreement dated August 1, 2006 between the Company and Chocolate Printing Company, Inc.*

10.2 Employment Agreement, dated January 1, 2007, between David Stahler and the Company*

10.3 Agreement, dated March 12, 2007, between Ronny Bergman and the Company*

23.1         Consent of Independent Auditors, Raich Ende Malter & Co. LLP*

23.2         Consent of Counsel (included in Exhibit 5.1)*


 * Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.





                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                     FLORHAM CONSULTING CORP.


Dated:  May 9, 2007                                  By:  /s/ David Stahler
                                                          ____________________
                                                          David Stahler
                                                          President